  As filed with the Securities and Exchange Commission on December 17, 1999
                                                    Registration No. 333-





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ESCO ELECTRONICS CORPORATION
              ---------------------------------------------------
             (Exact Name of registrant as specified in its charter)


        MISSOURI                                                  43-1554045
------------------------                                    --------------------
(State of incorporation)                                      (I.R.S. Employer
                                                             Identification No.)



                           8888 Ladue Road, Suite 200
                              St. Louis, MO  63124
             -----------------------------------------------------
             (Address of registrant's principal executive offices)


              ESCO ELECTRONICS CORPORATION 1999 STOCK OPTION PLAN
                            (Full title of the Plan)

                            Alyson S. Barclay, Esq.
                 Vice President, Secretary and General Counsel
                          ESCO Electronics Corporation
                           8888 Ladue Road, Suite 200
                              St. Louis, MO  63124
                                 (314) 213-7200
                 ---------------------------------------------
                     (Name, address, and telephone number,
                   including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


 Title of                                         Proposed             Proposed              Amount
Securities                          Amount         maximum              Maximum                of
  to be                              to be      offering price         Aggregate          registration
registered                        registered     per share (1)     offering price (1)       fee (1)

--------------------------------------------------------------------------------------------------------
Common Stock and                   434,015       $  10.7813          $ 4,679,246            $ 1,235
Preferred Stock                    175,985          10.90625           1,919,336                507
Purchase Rights (2)                -------                                                  -------
                      Total Shares 610,000 (3)                                     Total Fee $1,742
--------------------------------------------------------------------------------------------------------

(1) Computed pursuant to Rule 457(h) and (c) solely for the purpose of determining the registration fee. Proposed maximum offering price represents the exercise price per share of stock options already granted and the average of the high and low market prices of Registrant's Common Stock, par value $.01 per share ("Common Stock"), on December 13, 1999, as reported on the New York Stock Exchange, with respect to securities for which options have not been granted.

(2) Preferred Stock Purchase Rights are attached to and trade with the Common Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

(3) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


Item 1.       Plan Information.

              Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


Item 2.       Registrant Information and Employee Plan Annual
              Information.

              Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed by ESCO Electronics Corporation (the "Company") with the Securities and Exchange Commission (File No. 1-10596) are incorporated by reference into this Registration Statement:

                           (1) The Company's Annual Report on Form 10-K for the
                  fiscal year ended September 30, 1998, as amended on Form 10-K/A, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "1934 Act").

                           (2) The Company's Quarterly Report on Form 10-Q for
                  the fiscal quarters ended December 31, 1998, March 31, 1999 and June 30, 1999, filed pursuant to Section 13(a) of the 1934 Act.

                           (3) The Company's Current Report on Form 8-K dated
                  October 13, 1999, filed pursuant to Section 13 of the 1934
                  Act.

                           (4) The description of the Company's Common Stock
                  contained in the Company's Registration Statement on Form 10 filed under the 1934 Act, as amended under cover of Form 8 filed on September 27, 1990.

                           (5) The description of the Company's Preferred Stock
                  Purchase Rights contained in the Company's Registration Statement on Form 10 filed under the 1934 Act, as amended under cover of Form 8 filed on September 27, 1990.

                  All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing thereof. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.           Description of Securities.

                  Not Applicable

Item 5.           Interests of Named Experts and Counsel.

                  None.

Item 6.           Indemnification of Directors and Officers.

                  The Company is a Missouri corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify an officer, director, employee or agent of the corporation in any action, suit or proceeding (other than an action by or in the right of the corporation) against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such person may be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that the corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that the corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is authorized, directed or provided for in (i) the articles of incorporation of the corporation, (ii) any duly adopted amendment thereof or (iii) any bylaw or agreement of the corporation which has been adopted by the shareholders of the corporation, provided that no such indemnity may indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

                  The Company's Articles of Incorporation (the "Articles") contain provisions indemnifying the Company's directors and officers (other than a director or officer suing on his own behalf or in the right of the Company) to the full extent permitted by law. The Articles provide that the Company will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by them in any action, suit or proceeding, including any action by or on behalf of the Company, on account of their services as a director or officer of the Company, or their services as a director, officer, employee, member or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise when they are serving in such capacities at the request of the Company, excepting only cases where the conduct of such person is finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Articles further provide that the Company shall pay or advance defense expenses to any director or officer of the Company upon receipt of an undertaking from such director or officer to repay those expenses if it is ultimately determined that he is not entitled to be indemnified. The Articles further provide that the Company may indemnify employees and agents of the Company to the same extent as provided in the previous sentence or to such lesser extent as the Company in its discretion may deem appropriate.

                  The Articles also authorize the Company to enter into indemnification agreements with any director, officer, employee or agent of the Company providing for indemnification rights to the maximum extent permitted by law. The Company has entered into an indemnification agreement with each member of its board of directors. Each indemnification agreement was approved separately by all members of the Board of Directors (other than the director being indemnified under the agreement) at meetings of the Board of Directors. In each agreement, the Company agreed to indemnify the director and hold him harmless to the full extent authorized or permitted by the General and Business Corporation Law of Missouri, or by any amendment thereof, or by any other statutory provision authorizing or permitting such indemnification which may be adopted, and specifically against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director in connection with certain threatened, pending or completed actions, suits or proceedings, to which the director is, was or becomes a party. Indemnification will not be provided under certain circumstances set forth in the indemnification agreements.

                  The directors and officers of the Company are covered by an insurance policy which indemnifies them against certain civil liabilities including, under certain circumstances, liabilities under the federal securities laws which might be incurred by them in such capacity.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                                                                                Filed Herewith
Exhibit                                                                        or Incorporated
Number                                Description                                by Reference
------                                -----------                                ------------
4a.                Restated Articles of Incorporation of ESCO              Incorporated by reference to
                   Electronics  Corporation                                Registration Statement on Form
                                                                           10, as amended on Form 8, filed
                                                                           September 27, 1990, Exhibit 3.1

4b.                Bylaws of ESCO Electronics Corporation, as amended      Incorporated by reference to Form 10-K
                                                                           for fiscal year ended September 30,
                                                                           1991, Exhibit 3(b)

4c.                Rights Agreement dated as of September 24, 1990         Incorporated by reference to
                   between ESCO Electronics Corporation and Boatmen's      Registration Statement on Form 10, as
                   Trust Company, as Rights Agent                          amended on Form 8, filed on
                                                                           September 27, 1990, Exhibit 4.2

4d.                1999 Stock Option Plan

4e.                Form of Non-Qualified Stock Option Agreement

4f.                Form of Non-Qualified Stock Option
                   Agreement-Alternative

4g.                Form of Incentive Stock Option
                   Agreement

4h.                Form of Incentive Stock Option
                   Agreement-Alternative

5.                 Opinion of Counsel

23a.               Consent of Counsel(included in Exhibit 5)

23b.               Consent of KPMG LLP

24.               Power of Attorney (included on Page II-8)

Item 9.           Undertakings.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
                           events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 11, 1999.


                                         ESCO ELECTRONICS CORPORATION


                                         By:   /s/ C.J. Kretschmer
                                               ---------------------------------
                                               C.J. Kretschmer, Vice
                                               President and Chief
                                               Financial Officer (Principal
                                               Accounting Officer)


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints C.J. Kretschmer, A.S. Barclay and T.B. Martin, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



             Signature                               Title                              Date
             ---------                               -----                              ----

(s)D.J. Moore                          Chairman, President, Chief                     November 11, 1999
----------------------------           Executive Officer and
   D. J. Moore                         Director


(s)C.J. Kretschmer                     Vice President and                             November 11, 1999
----------------------------           Chief Financial Officer
   C.J. Kretschmer                     (Principal Accounting
                                       Officer)


(s)W.S. Antle III                      Director                                       November 11, 1999
----------------------------
   W.S. Antle III


(s)J.J. Carey                          Director                                       November 11, 1999
----------------------------
   J.J. Carey


(s)J.M. McConnell                      Director                                       November 11, 1999
----------------------------
   J.M. McConnell


(s)L.W. Solley                         Director                                       November 11, 1999
----------------------------
   L.W. Solley


(s)J.M. Stolze                         Director                                       November 11, 1999
----------------------------
   J.M. Stolze


(s)D.C. Trauscht                       Director                                       November 11, 1999
----------------------------
   D.C. Trauscht

                                INDEX TO EXHIBITS
Exhibits are listed by number corresponding to the Exhibit Table of Item 601 in Regulation S-K.

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  4d.                  1999 Stock Option Plan

  4e.                  Form of Non-Qualified Stock Option Agreement

  4f.                  Form of Non-Qualified Stock Option Agreement-Alternative

  4g.                  Form of Incentive Stock Option Agreement

  4h.                  Form of Incentive Stock Option Agreement-Alternative

  5.                   Opinion of Counsel

 23a.                  Consent of Counsel (included in Exhibit 5)

 23b.                  Consent of KPMG LLP

 24.                   Power of Attorney (included on Page II-8)

See Item 8 for a list of exhibits incorporated by reference.